UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 20, 2016

MULTI PACKAGING SOLUTIONS INTERNATIONAL LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	001-37598	98-1249740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Clarendon House, 2 Church Street Hamilton HM 11, Bermuda

(Address of principal executive offices) (Zip Code)

(441) 295-5950

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2016, Multi Packaging Solutions International Limited (“MPS”) appointed Ross Weiner as Vice President – Finance, Chief Accounting Officer, effective February 15, 2016.

Prior to his appointment, Mr. Weiner, age 38, served as Vice President – Finance and Chief Accounting Officer for The Hain Celestial Group, Inc. (“Hain”) since April 2014 and as Director, Corporate Finance of Hain from December 2011 to April 2104. Before joining Hain, Mr. Weiner was a senior manager at Ernst & Young, where he was employed from 1999 to December 2011.

In consideration for his services, Mr. Weiner will receive an initial base salary of $265,000 and will be eligible for an annual bonus based on a target 30% of his base salary (prorated for fiscal 2016) based on MPS and individual performance. In addition, as further described in the offer letter filed as Exhibit 10.1 to this Current Report, which is incorporated by reference herein, Mr. Weiner will receive a cash bonus and restricted stock units pursuant to the Multi Packaging Solutions International Limited 2015 Incentive Award Plan in order to offset benefits he would have been entitled to at his previous position had he not resigned.

On January 25, 2016, MPS issued a press release announcing the appointment of Mr. Weiner. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Offer Letter dated January 5, 2016.

99.1	Press Release dated January 25, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTI PACKAGING SOLUTIONS INTERNATIONAL LIMITED
(Registrant)

Date: January 25, 2016	By:	/s/ William H. Hogan
William H. Hogan
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Offer Letter dated January 5, 2016.

99.1	Press Release dated January 25, 2016.